UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)       The annual meeting of stockholders of New York Community Bancorp, Inc. was held on June 7, 2012.

(b)       The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.  The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes

Maureen E. Clancy	249,559,030	42,264,773	105,546,818
Hanif “Wally” Dahya	288,033,778	3,790,025	105,546,818
Joseph R. Ficalora	287,500,717	4,323,086	105,546,818
James J. O’Donovan	276,072,609	15,751,194	105,546,818

2.  The adoption of the New York Community Bancorp, Inc. 2012 Stock Incentive Plan was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
267,173,062	22,410,852	2,239,889

There were 105,546,818 broker non-votes on this proposal.

3.  The appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
393,553,594	2,597,913	1,219,114

There were no broker non-votes on this proposal.

4.  A shareholder proposal calling for the Board of Directors to initiate the appropriate process to amend the Company’s Bylaws to provide that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders in uncontested elections was approved by the following  vote:

Shares Voted For	Shares Voted Against	Abstentions
154,901,365	132,871,443	4,050,995

 There were 105,546,818 broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 7, 2012	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director,
Investor Relations and Corporate Communications